Exhibit 10.2

Independent Contractor Agreement

THIS AGREEMENT is entered into on this 27th day of August 2014 (the “Effective Date”) by and between Drone Aviation Holding Corp., a Nevada corporation, with its principal place of business located at 11653 Central Parkway, Jacksonville, FL 32224,  ("Drone") and ______________, (Contractor”).

Recitals

WHEREAS, Drone is engaged in the business of providing critical aerial and land-based surveillance and communications solutions to government and commercial customers, and

WHEREAS, Drone desires to engage Contractor, and Contractor desires to accept the engagement, as more fully described in this Agreement, to perform services for Drone as an independent contractor.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, the parties agree as follows:

1.         Engagement:  Drone hereby engages Contractor and Contractor promises and agrees to hold himself available at mutually convenient times to perform the services for Drone set forth in Section 2 herein (the “Services”).  The parties expressly acknowledge and agree that it is not practical to describe or attempt to describe every service that may be requested by Drone during the term of this Agreement, but to the extent the Services requested are reasonably related to and contemplated within the general scope of the Services described below, the Contractor shall in good faith, and to the best of his ability, perform such services on the terms and conditions set forth in this Agreement.  During the Term, the Contractor shall not be obligated hereunder to devote in excess of the equivalent of two business days during each calendar quarter to the engagement hereunder.

2.         Services Description:  Contractor will sit on the Drone Aviation Advisory Board and provide ongoing guidance to Drone accordingly.  Contractor will use his skills and expertise to assist Drone in various areas applicable to the business and operations of Drone.

3.         Term:  The term of this Agreement shall be deemed effective on the Effective Date and shall continue until August 27, 2015 (the “Expiration Date”).  The Agreement shall expire and terminate automatically without further notice on the Expiration Date.

4.         Compensation: As compensation for the Services performed by Contractor during the term of this Agreement, Drone shall compensate Contractor as follows:

Stock Compensation:  Drone shall issue Contractor ____________ shares of Drone’s common stock, par value $0.0001 per (the “Consulting Shares”), which shall vest in full twelve (12) months from the Effective Date.  Stock shall be issued in compliance with all rules and regulations of the Securities and Exchange Commission (the “SEC”).   In the event this Agreement is terminated prior to the Expiration Date pursuant to Section 7 herein, a pro rata portion of the Consulting Shares shall vest in full, calculated based on a twelve month vesting schedule.

Contractor will provide a completed IRS Form W-9 to Drone.

5.           Representations and Warranties of Contractor: Contractor understands that the Consulting Shares are being issued to it in reliance upon the exemptions provided in the Securities Act of 1933 (the “Securities Act”) and/or Regulation D thereunder.

(a)           Contractor has received, read carefully and understands the SEC filings of Drone and has consulted its own attorney, accountant and/or investment advisor with respect to the ownership of the Consulting Shares and its suitability for Contractor. Contractor represents and warrants that he has carefully reviewed and understood the information contained in such documents.

(b)           Contractor is an “accredited investor,” within the meaning given to such term in Regulation D under the Securities Act.

(c)           Contractor understands and acknowledges that (i) Contractor must bear the economic risk of its investment in the Consulting Shares; (ii) the Consulting Shares have not been registered under the Securities Act or any U.S. state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and U.S. state and securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable U.S. state and securities laws or unless an exemption from such registration is available; (iii) Contractor is purchasing the Consulting Shares for investment purposes only for the account of Contractor and not with any view toward a resale or distribution thereof; (iv) Contractor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Consulting Shares or any part thereof, and Contractor has no present plans to enter into any such contract, undertaking, agreement or arrangement; (v) Drone does not have any obligation or intention to register the Consulting Shares for sale under the Securities Act or any U.S. state or securities laws; and (vi) Contractor has no right to require the registration of the Consulting Shares under the Securities Act or U.S. state or securities laws or other applicable securities regulations.

(d)           Contractor is knowledgeable and experienced in evaluating investments and experienced in financial and business matters and is capable of evaluating the merits and risks of investing in the Consulting Shares. Contractor has evaluated the risks of investing in the Consulting Shares, and has determined that the Consulting Shares are a suitable investment for Contractor. In evaluating the suitability of an investment in Drone, Contractor has not relied upon any representations, warranties or other information (whether oral or written) from Drone, any of its respective officers or employees or any of its respective affiliates and, instead, has relied upon independent investigations made by Contractor or representative(s) of the Contractor.

(e)           Contractor can bear the economic risk of this investment and can afford a complete loss of his investment. The aggregate amount of the investments of Contractor in, and its commitments to, all similar investments that are illiquid is reasonable in relation to his net worth.

(f)           Drone has made available to Contractor, during the course of this transaction and prior to the purchase of any of the Consulting Shares, the opportunity to ask questions of and receive answers from Drone concerning the company and to obtain any additional information necessary to verify information contained in the referenced Drone SEC filings or otherwise relating to the financial data and business of Drone, to the extent that Drone possesses such information or can acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily to Contractor and all such documents, if examined, have been found to be fully satisfactory.

(g)           Contractor is aware and acknowledges that (i) Drone has a short operating history with substantial losses incurred; (ii) the Consulting Shares involve a substantial degree of risk of loss; (iii) Contractor, in making this investment, is relying, if at all, solely upon the advice of such Contractor’s personal tax advisor with respect to the tax aspects of an investment in the Consulting Shares; and (iv) because there are substantial restrictions on the transferability of the Consulting Shares it may not be possible for Contractor to liquidate such Contractor’s investment readily in any event, including in case of an emergency.

(h)              Contractor maintains his domicile, and is not merely a transient or temporary resident, at the residence address shown in Section 16 below.

6.         Expenses: Drone shall reimburse Contractor for reasonable and necessary out-of-pocket expenses incurred by Contractor in the performance of this Agreement. All business-related expenses must be pre-approved by Drone.  Travel, lodging and rental car expenses will be paid by Drone pursuant to Drone’s current Travel Expense Policy, as amended from time to time.

7.         Termination:  This Agreement may be terminated at any time by either party with or without cause upon five (5) days prior written notice; or upon the death, disability or incapacity of the Contractor.

8.         Independent Contractor:  It is expressly agreed that Contractor is acting as an independent contractor in performing Services hereunder.  Drone shall carry no workmen's compensation insurance or any health, accident or disability insurance to cover Contractor.  Drone shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits that might be expected in an employer-employee relationship.  Contractor shall be solely responsible and liable for reporting and paying all federal and state income or other taxes applicable to the Contractor’s compensation under this Agreement, and Drone will provide Contractor with an IRS Form 1099 at the end of each calendar year in which compensation is paid to Contractor.  It is further understood and expressly agreed by Contractor that he has no right or authority to incur expenses, obligations or liabilities in the name of or binding on Drone, and he shall not represent to third parties that he has any relationship (e.g., employer-employee or principal-agent) with Drone other than the independent contractor arrangement set forth in this Agreement.

9.  Transfer of Inventions.  Contractor agrees that any ideas, inventions, improvements, discoveries, and other creative works and works of authorship, whether or not patentable or copyrightable, which are made, conceived, or reduced to practice by Contractor during and as a result of Contractor’s services as an advisor, and which relate to the technology, services or products upon which Contractor has rendered services to Drone, shall be the sole property of Drone.  Accordingly, Contractor agrees, at Drone’s cost and expense, to assign such inventions or discoveries to Drone and to cooperate with Drone in obtaining suitable patent protection.

10.         Indemnification:  Drone hereby agrees to indemnify and hold harmless Contractor and Contractor’s employees, associates, or agents harmless from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses,, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (“Losses”), arising from, in connection with, or incident to performance of the Services under this Agreement, except to the extent that such Losses result from the gross negligence or intentional misconduct of Contractor or Contractor's employees, associates, or agents. Contractor shall indemnify and hold Drone harmless from any and all Losses arising out of Contractor’s breach of any of his representations, promises or warranties set forth in this Agreement.

11.         Non-Disclosure of Information:  Contractor shall not disclose or appropriate to his own use, or to the use of any third party, at any time during or one year subsequent to the term of this Agreement, any proprietary, secret or confidential information of Drone or any of its affiliated companies.  Examples of Drone’s confidential information that may be disclosed to the Contractor include but are not limited to: information pertaining to products, product development, research, marketing information, customer lists, processes, prices, profits, contract terms, future projects, and any information that is not in the public domain or is not readily available to the public.  Exceptions to this duty of non-disclosure extend to information that is in the public domain, or exceptions granted with Drone’s prior written consent.

12.         Reporting:  During the term of this Agreement, and any extensions hereof, it is the intent of Drone that Contractor's primary reporting responsibility shall be to General Wayne P. Jackson, Chairman, or his designee.

13.         Representations:  Contractor represents that he is not subject to any confidentiality agreements, non-compete obligations, or any other restriction that might impair his ability to perform the duties generally described in this Agreement.

14.         Assignment:  This Agreement is for the personal services of the Contractor and is entered into in reliance upon and in consideration of the singular personal skill, background, and qualifications of Contractor.  Contractor shall therefore not voluntarily or by operation of law assign or otherwise transfer the obligations incurred on his part pursuant to the terms of this Agreement without the prior written consent of Drone.  Any attempted assignment or transfer by Contractor of his obligations without such consent shall be void.

15.         Modification of Agreement:  This Agreement may be modified by the parties hereto only by a written supplemental agreement executed by both parties.

16.         Notice:  Any notice required or permitted to be given hereunder shall be sufficient if given in writing, and sent by express delivery service, e.g. Federal Express or UPS, or by registered or certified mail, postage prepaid, addressed as follows:

If to Drone:	If to the Contractor:

Drone Aviation Holding Corp. Attn: Felicia Hess; CEO 11653 Central Parkway Jacksonville, FL 32224	____________________ ____________________. ____________________

or to such other address as the parties hereto may specify, in writing, from time to time.  Written notice given as provided in this paragraph shall be deemed received by the other party two business days after the date the mail is stamped registered or certified and deposited in the mail, or deposited with an express delivery service.

17.         Waiver of Breach: The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

18.         Governing Law:  This Agreement has been executed and delivered in Miami Dade County in the State of Florida, and its interpretation, validity and performance shall be construed and enforced in accordance with the laws of the State of Florida.  Venue for any proceeding to interpret, construe or enforce this Agreement shall be Miami Dade County, Florida whether such proceeding is in a court of competent jurisdiction or pursuant to mediation or arbitration proceedings, if the parties mutually agree to proceed with alternative dispute resolution proceedings.

19.         Severability: In the event any provision of this Agreement, or any part of any provision of this Agreement shall be void or unenforceable, then such provision shall be stricken and of no force and effect.  However, unless the stricken provisions go to the essence of the contract or the considerations bargained for by the parties, the remaining provisions of the Agreement shall remain in full force and effect.

20.         Duty of Good Faith:  During the term of this Agreement, and for the duration of any continuing obligations following the expiration or termination of this Agreement, Contractor shall perform the duties and obligations set forth in this Agreement diligently, fairly and in good faith, and shall cooperate in every respect with Drone.  Contractor shall not engage in any acts or conduct that conflicts with the performance or intent of this Agreement, or that in Drone’s judgment reflects unfavorably upon Drone, its business, products or services, or any of its directors, officers, employees, agents, or representatives.  During the term of this Agreement and for a period of twelve months following the expiration or termination of this Agreement neither Drone nor Contractor shall make nor permit others to attribute to such party comments, statements or remarks that are disparaging or adverse to the other party, its business, products or services, or any of its directors, officers, employees, agents or representatives.

21.         Entire Agreement:  This Agreement constitutes the entire agreement between the parties and contains all the terms, conditions, understandings and agreements between the parties, and supersedes any and all oral statements, representations, negotiations, understandings or agreements between the parties concerning the subject matter of this Agreement.

This Agreement when signed and dated by both parties shall be deemed to be made, accepted and delivered as of the date signed below.

CONTRACTOR:

____________________________                                                                                     Date:   August 27, 2014

DRONE AVIATION HOLDING CORP.:

____________________________                                                                                     Date:  August 27, 2014

Name: Felicia Hess

Title:   Chief Executive Officer

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